NET LEASE AGREEMENT


      THIS LEASE, made and entered into effective as of the 25th day of November, 1998, by and among AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership whose corporate general partner is AEI Fund Management XXI, Inc., a Minnesota corporation ("Fund XXII"), whose principal business address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 (hereinafter referred to as "Lessor"), and Tumbleweed, LLC., a Kentucky limited liability company (hereinafter referred to as "Lessee"), whose principal business address is 1900 Mellwood Avenue, Louisville, Kentucky;

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at Fort Wayne, Indiana, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

      WHEREAS, Lessee will be constructing the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS, Lessee desires to lease said real property and
Building   (said  real  property  and  Building  hereinafter
referred to as the "Leased Premises"), from Lessor upon the terms and conditions hereinafter provided;

      NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

ARTICLE 1.     LEASED PREMISES

      Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Leased Premises subject to the conditions of this Lease.

ARTICLE 2.     TERM

      (A)   The term of this Lease ("Term") shall be Fifteen
(15) consecutive "Lease Years", as hereinafter defined, commencing on November 25th, 1998 ("Occupancy Date"), plus the period between the date hereof and the end of the month in which the First Amendment hereto is executed as contemplated under the Development Financing Agreement described in Article 34 hereof .

      (B) The first "Lease Year" of the Term shall be for a period of twelve (l2) consecutive calendar months from the Occupancy Date, plus the period between the date hereof and the end of the month in which the First Amendment hereto is executed as contemplated under the Development Financing Agreement described in Article 34 hereof . Each Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.

     (C) The parties agree that once the Occupancy Date has been established, upon the request of either party, a short form or memorandum of this Lease will be executed for recording purposes. That short form or memorandum of this Lease will set forth the actual occupancy and termination dates of the Term and optional Renewal Terms, as defined in
Article 28 hereof, and the existence of any right of renewal, and that said right shall terminate when the Lessee shall lose right to possession or this Lease is terminated, whichever occurs first.

ARTICLE 3.  CONSTRUCTION OF IMPROVEMENTS

      (A) Lessee warrants and agrees that the Building will be constructed on the Leased Premises, and all other improvements to the land, including the parking lot, approaches, and service areas, will be constructed in all material respects by Lessee substantially in accordance with the plot, plans, and specifications heretofore submitted to Lessor.

      (B) Lessee warrants that the Building and all other improvements to the land contemplated do comply with the laws, ordinances, rules, and regulations of all state and local governments.

     (C) Lessee agrees to pay, if not already paid in full, for all architectural fees and actual construction costs relating to the Building and other related improvements on the Leased Premises, in the past, present or future, which shall include, but not be limited to, plans and specifications, general construction, carpentry, electrical, plumbing, heating, ventilating, air conditioning, decorating, equipment installation, outside lighting, curbing, landscaping, blacktopping, electrical sign hookup, conduit and wiring from building, fencing, and parking curbs, builder's risk insurance (naming Lessor, Lessee, and contractor as co-insured), and all construction bonds for improvements made by or at the direction of Lessee.

      (D) Opening for business in the Leased Premises by Lessee shall constitute an acceptance of the Leased Premises and an acknowledgment by Lessee that the premises are in the condition described under this Lease.

ARTICLE 4.  RENT PAYMENTS

      (A) Annual Rent Payable for the part of the first Lease Year until execution of the First Amendment hereto or adjusted as contemplated under the Development Financing
Agreement: Lessee shall pay to Lessor an annual Base Rent of $39,950, which amount shall be payable in advance on the first day of each month in equal monthly installments of $3,329.17 to Lessor Fund XXII. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

                (B)   Annual Rent Payable beginning  in  the
          second and each Lease Year thereafter:

                          1.    In the second and each Lease
               Year thereafter, the annual Base Rent due and payable shall increase by an amount equal to the lesser of: a) Two Percent (2%) of the Base Rent payable for the immediately prior Lease Year, or b) A percentage equal to two times the "CPI-U Percentage Increase" of the Base Rent payable for the prior Lease Year.

                                "CPI-U"   shall   mean   the
               Consumer Price Index for All Urban Consumers, (all items), published by the United States Department of Labor, Bureau of Labor Statistics (BLS) (1982-84 equal 100), U.S. Cities Average, or, in the event said index ceases to be published, by any successor index recommended as a substitute therefor by the United States Government or a comparable, nonpartisan substitute reasonably designated by Lessor. If the BLS changes the base reference period for the Price Index from 1982-84=100, the CPI-U Percentage Increase shall be determined with the use of such
               conversion  formula  or  table  as   may   be
               published by the BLS.

                               The  term  "CPI-U  Percentage
               Increase" shall mean the percentage increase in the CPI-U determined by reference to the increase, if any, in the latest monthly CPI-U issued prior to the first day of the Lease Year for which Base Rent is being increased, over the CPI-U issued for the same month in the year prior (e.g., the January CPI-U for the year 2000 over the January CPI-U for the year 1999.) Said month's CPI-U shall be used even though that CPI-U will not be for the month in which the renewal term commences. In no event shall the CPI-U Percentage Increase be less than zero.

     (C)  Overdue Payments.

      Lessee shall pay interest on all overdue payments of Rent or other monetary amounts due hereunder at the rate of fifteen percent (15%) per annum or the highest rate allowed by law, whichever is less, accruing from the expiration of the applicable notice and cure period after the date such Rent or other monetary amounts were properly due and payable.




ARTICLE 5. INSURANCE AND INDEMNITY

      (A) Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Leased Premises and improvements against fire, wind, and storm damage (including flood insurance if the Leased Premises is in a federally designated flood prone area) and such other
risks   (including  earthquake  insurance,  if  the   Leased
Premises  is  located  in a federally designated  earthquake zone or in an ISO high risk earthquake zone) as may be included in the broadest form of all risk, extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In any event, the insurance shall not be less than one hundred percent (100%) of the then insurable value, with such commercially reasonable deductibles as Lessor may reasonably require from time to time. Additionally, replacement cost
endorsements,  vandalism  endorsement,  malicious   mischief
endorsement, waiver of subrogation endorsement, waiver of co-insurance or agreed amount endorsement (if available), and Building Ordinance Compliance endorsement and Rent loss endorsements (for a period of twelve months) must be obtained.

     (B) Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability insurance with respect to Lessee's use and occupancy of said premises, including "Dram Shop" or liquor liability insurance, if the same shall be or become available in the State of Indiana, with initial limits of at least $2,000,000 per occurrence/$5,000,000 general aggregate (inclusive of umbrella coverage), or such additional amounts as Lessor shall reasonably require from time to time.

      (C) Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf, following five (5) business days written notice to Lessee of Lessor's intent to do so (unless insurance then in place would during such period, or already has, lapsed, in which case no notice need be given) and Lessee may obtain such insurance during said five day period and not then be in default hereunder. If Lessor shall obtain such insurance, Lessee will then, within five (5) business days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at the lesser of 15% per annum or the highest rate allowable by law, which amount shall be considered Rent payable by Lessee in addition to the Rent defined at Article 4 hereof.

       (D) All policies of insurance provided for or contemplated by this Article can be under Lessee's blanket insurance coverage and shall name Lessor, Lessor's corporate general partners, and Robert P. Johnson, and Lessee as additional insured and loss payee, as their respective interests (as landlord and lessee, respectively) may appear, and shall provide that the policies cannot be canceled, terminated, changed, or modified without thirty (30) days written notice to the parties. In addition, all of such policies shall be in place on or before the Occupancy Date and contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against Lessor. All insurance companies providing coverages must be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published. Lessee shall maintain legible copies of any and all policies and endorsements required herein, to be made available for Lessor's review and photocopy upon Lessor's reasonable request from time to time. On the Occupancy Date and no less than fifteen (15) business days prior to expiration of such policies, Lessee shall provide Lessor with legible copies  of  any  and all renewal Certificates  of  Insurance reflecting the above terms of the Policies (including endorsements). Lessee agrees that it will not settle any property insurance claims affecting the Leased Premises in excess of $25,000 without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. Lessor shall consent to any settlement of an insurance claim wherein Lessee shall confirm in writing with evidence reasonably satisfactory to Lessor that Lessee has sufficient funds available to complete the rebuilding of the Premises.

      (E) Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits arising after the Occupancy Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises, unless such damage or injury results from the intentional misconduct or the gross negligence of Lessor and Lessee agrees to save Lessor harmless from, and indemnify Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee or agent of Lessee acting in such capacity. In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, unless such fire or other casualty shall be brought about by the intentional misconduct or gross negligence of Lessor. In the event of any loss, damage, or injury caused by the joint negligence or willful misconduct of Lessor and Lessee, they shall be liable therefor in accordance with their respective degrees of fault.

      (F) Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited to those losses for which Lessor is compensated by its insurers, if the insurance required by this Lease is maintained. Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited to those losses for which Lessee is, or should be if the insurance required herein is maintained, compensated by its insurers.

ARTICLE 6.  TAXES, ASSESSMENTS AND UTILITIES

      (A) Lessee shall be liable and agrees to pay the charges for all public utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments, and municipal or government charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Leased Premises, or upon any improvements thereon, at any time after the Occupancy Date of this Lease for the period prior to the expiration of the term hereof, or any Renewal Term, if exercised.

       (B) Lessee shall pay all real estate taxes, assessments for public improvements or benefits, and other governmental impositions, duties, and charges of every kind and nature whatsoever which shall or may, during the term of this Lease, be charged, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Leased Premises or any part thereof. Such payments shall be considered as Rent paid by Lessee in addition to the Rent defined at Article 4 hereof. If due to a change in the method of taxation, a franchise tax, Rent tax, or income or profit tax shall be levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such tax shall be deemed a real estate tax for the purposes herein and shall be paid by Lessee; otherwise Lessee shall not be liable for any such tax levied against Lessor.

      (C) All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents, and other governmental impositions, duties, and charges which shall become payable for the first and last tax years of the term hereof shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Leased Premises (or through the expiration of the term hereof, if longer) in said respective tax years. Lessee shall pay within 60 days of the expiration of the term hereof Lessor's reasonable estimate of Lessee's pro-rata share of real estate taxes for the last tax year of the term hereof, based upon the last available tax bill. Lessor shall give Lessee notice of such estimated pro-rata real estate taxes no later than 75 days from the end of the term hereof. Upon receipt of the actual statement of real estate taxes for such prorated period, Lessor shall either refund to Lessee any over payment of the pro-rata Lessee obligation, or shall assess and Lessee shall pay promptly upon notice any remaining portion of the Lessee's pro-rata obligation for such real estate taxes.

      (D) Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding Lessee shall pay (under protest) such tax or assessments for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Lessee shall post with Lessor alternative security reasonably satisfactory to Lessor. All such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Leased Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, if Lessee has paid the expense of Lessor in such proceedings, Lessee shall be entitled to receive and retain the refund, subject, however, to apportionment as provided during the first and last years of the term of this Lease.

      (E) Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

      (F) Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name, all at no cost or expense to Lessor.

      (G) Within thirty (30) days after Lessor notifies Lessee in writing that Lessor has paid such amount, Lessee shall also pay to Lessor, as additional Rent, the amount of any sales tax, franchise tax, excise tax, on Rents imposed by the State where the Leased Premises are located. At Lessor's option, Lessee shall deposit with Lessor on the first day of each and every month during the term hereof, an amount equal to one-twelfth (1/12) of any estimated sales tax payable to the State in which the property is situated for Rent received by Lessor hereunder ("Deposit"). From time to time out of such Deposit Lessor will pay the sales tax to the State in which the property is situated as required by law. In the event the Deposit on hand shall not be sufficient to pay said tax when the same shall become due from time to time, or the prior payments shall be less than the current estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such Deposit shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure such default, in such order and manner as Lessor may elect.

ARTICLE  7. PROHIBITION ON ASSIGNMENTS AND  SUBLETTING;
            TAKE-BACK RIGHTS

      (A) Except as otherwise expressly provided in this Article, Lessee shall not, without obtaining the prior written consent of Lessor, in each instance:

                          1.    assign or otherwise transfer
               this Lease, or any part of Lessee's right, title or interest therein, except in the event the Lease is assigned by Tumbleweed to its successor entity in the event of either an Initial Public Offering or Direct Public Offering of Lessee or to any other entity controlled by or under common control with Lessee or such successor of Lessee; or

                          2.   sublet all or any part of the
               Leased Premises or allow all or any part of the Leased Premises to be used or occupied by any other Persons (herein defined as a Party other than Lessee, be it a corporation, a partnership, an individual or other entity); or

                          3.   mortgage, pledge or otherwise
               encumber this Lease, or the Leased Premises.

     (B)  For the purposes of this Article:

                         1.   the transfer of voting control
               of   any  class  of  capital  stock  of   any
               corporate Lessee or sublessee, or the transfer of voting control of the total interest in any other person which is a Lessee or sublessee, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be;

                          2.    an  agreement by  any  other
               Person,  directly  or indirectly,  to  assume
               Lessee's obligations under this Lease shall be deemed an assignment;

                          3.    any  Person to whom Lessee's
               interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article;

                          4.    each  material modification,
               amendment or extension or any sublease to which Lessor has previously consented shall be deemed a new sublease;

      Lessee agrees to furnish to Lessor within five (5) business days following demand at any time such information and assurances as Lessor may reasonably request that neither Lessee, nor any previously permitted sublessee or assignee, has violated the provisions of this Article.

     (C) Except as permitted under Section (A)(1) above, if Lessee agrees to assign this Lease or to sublet all or any portion of the Leased Premises, Lessee shall, prior to the effective date thereof (the "Effective Date"), deliver to Lessor executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or sublessee, as applicable. If Lessee shall fail to do so, and shall have surrendered possession of the Leased Premises in violation of its duty of prior notice and failed to obtain Lessor's prior consent (if and where required herein), and, if in such event, Lessor in its sole discretion (except as otherwise specifically limited herein) shall not consent to a proposed sublease or assignment,
Lessor shall then have all of the following rights (in addition to any rights Lessor may possess occasioned by
Lessee's default hereunder), any of which Lessor may exercise by written notice to Lessee given within thirty
(30)   days   after   Lessor  receives  the   aforementioned
documents:

                          1.    with  respect to a  proposed
               assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Expiration Date of this Lease;

                          2.    with  respect to a  proposed
               subletting of the entire Leased Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date; or

                          3.    with  respect to a  proposed
               subletting of less than the entire Leased Premises, the right to terminate this Lease as to the portion of the Leased Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Lessee shall promptly execute and deliver to Lessor an appropriate modification of this Lease in form satisfactory to Lessor in all respects.

                          4.    with  respect to a  proposed
               subletting or proposed assignment of this Lease, impose such conditions upon Lessor's consent as Lessor shall determine in its sole discretion.

      (D)   If  Lessor  exercises any of its  options  under
Article 7(C) above, (and if Lessor shall impose conditions upon its consent and Lessee shall fail to meet any conditions Lessor may impose upon its consent), Lessor may then lease the Leased Premises or any portion thereof to Lessee's proposed assignee or sublessee, as the case may be, without liability whatsoever to Lessee.

      (E) Notwithstanding anything above to the contrary, Lessor agrees to consent to any assignment or sublease all or any portion of the Lessee's interests herein to a franchisee or licensee in good standing of Tumbleweed, LLC, for the Tumbleweed restaurant concept, provided Lessor is given prior written notice of such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consents of Lessee (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming their continued liability hereunder.

      Lessor agrees that its consent to any other proposed assignment or sublet shall not be unreasonably withheld or delayed, provided Lessor is given prior written notice of such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consents of Lessee (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming their continued liability hereunder.

      (F) Notwithstanding anything above to the contrary, the Lessee's interest herein shall not be assignable in any manner in accordance with the terms hereof unless and until the termination of the Development Financing Agreement as set forth in Article 35 hereof.


ARTICLE 8.  REPAIRS AND MAINTENANCE

      (A) Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the Leased Premises during the term of the Lease, or any renewal terms, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Leased Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation to or of: The interior and exterior portions of all doors; door checks and operators; windows; plate glass; plumbing; water and sewage facilities; fixtures; electrical equipment; interior walls; ceilings; signs; roof; structure; interior building appliances and similar equipment; heating and air conditioning equipment; and any equipment owned by Lessor and leased to Lessee hereunder, as itemized on Exhibit B attached hereto (if any) and incorporated herein by reference; and further agrees to replace any of said equipment when necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), and other similar items.

      (B) If Lessee refuses or neglects to commence or complete repairs promptly and adequately, after prior written notice as required under Article 16(B) (except in cases of emergency to prevent waste or preserve the safety and integrity of the Leased Premises, in which case no notice need be given), Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor within five (5) business days following demand. It is understood that Lessee shall pay all expenses and maintenance and repair during the term of this Lease. If Lessee is not then in default hereunder, Lessee shall have the right to make repairs and improvements to the Leased Premises without the consent of Lessor if such repairs and improvements do not exceed Fifty Thousand Dollars ($50,000.00), provided such repairs or improvements do not affect the structural integrity of the Leased Premises. Any repairs or improvements in excess of Fifty Thousand Dollars ($50,000.00) or affecting the structural integrity of the Leased Premises may be done only with the prior written consent of Lessor, such consent not to be unreasonably withheld or delayed. All alterations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor, except for Lessee's moveable trade fixtures. In the event of making such alterations as herein provided, Lessee further agrees to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises which may arise out of or result from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.


ARTICLE 9.  COMPLIANCE WITH LAWS AND REGULATIONS

      Lessee will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements.
Lessee will comply with all easements, restrictions, and covenants of record against or affecting the Leased Premises and any franchise or license agreements required for operation of the Leased Premises in accordance with Article 14 hereof.

ARTICLE 10.  SIGNS

      Lessee shall have the right to install and maintain a sign or signs advertising Lessee's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

ARTICLE 11.  SUBORDINATION

     (A) Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Leased Premises and on the land and buildings of which said premises are a part, or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement. Lessor also reserves the right and privilege to subject and subordinate this Lease at all times to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations, and replacements thereof, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement.

      (B) Lessee covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any proposed mortgagee or proposed mortgagees, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement.

ARTICLE l2.  CONDEMNATION OR EMINENT DOMAIN

      (A) If the whole of the Leased Premises are taken by any public authority under the power of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate upon the date possession is surrendered, and Rent shall be paid up to that day. If any part of the Leased Premises shall be so taken as to render the remainder thereof materially unusable in the opinion of a licensed third party arbitrator reasonably approved by Lessor and Lessee, for the purposes for which the Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the Rent shall, if and as necessary, be paid up to the day that possession was surrendered.

      (B) If any part of the Leased Premises shall be so taken such that it does not materially interfere with the business of Lessee, then Lessee shall, with the use of the condemnation proceeds to be made available by Lessor, but otherwise at Lessee's own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Lessee shall make all repairs to the building in which the Leased Premises is located to the extent necessary to constitute the building a complete architectural unit. Provided, however, that such work shall not exceed the scope of the work required to be done by Lessee in originally constructing such building unless Lessee shall demonstrate to Lessor's reasonable satisfaction the availability of funds to complete such work. Provided, further, the cost thereof to Lessor shall not exceed the proceeds of its condemnation award, all to be done without any adjustments in Rent to be paid by Lessee. This lease shall be deemed amended to reflect the taking in the legal description of the Leased Premises.

      (C) All compensation awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by
Lessee, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such proceedings for: Loss of business; damage to or loss of value or cost of removal of inventory, trade fixtures, furniture, and other personal property belonging to Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.

ARTICLE 13.  RIGHT TO INSPECT

      Lessor reserves the right to enter upon, inspect and examine the Leased Premises at any time during business hours, after reasonable notice to Lessee, and Lessee agrees to allow Lessor free access to the Leased Premises to show the premises. Upon default by Lessee or at any time within ninety (90) days of the expiration or termination of the Lease, Lessee agrees to allow Lessor to then place "For Sale" or "For Rent" signs on the Leased Premises. Lessor and Lessor's representatives shall at all times while upon or about the Leased Premises observe and comply with Lessee's reasonable health and safety rules, regulations, policies and procedures. Lessor agrees to indemnify and hold Lessee, its successors, assigns, agents and employees from and against any liability, claims, demands, cause of action, suits and other litigation or judgements of every kind and character, including injury to or death of any person or persons, or trespass to, or damage to, or loss or destruction of, any property, whether real or personal, to the extent resulting from the negligence or willful misconduct or Lessor or Lessor's representatives while upon or about the Leased Premises.



ARTICLE 14.  EXCLUSIVE USE

      (A) After the Occupancy Date, Lessee expressly agrees and warrants that the Leased Premises will be used exclusively as a Tumbleweed Restaurant or other casual dining sit-down restaurant. In any other such case, after obtaining Lessor's prior written consent, such consent not to be unreasonably withheld or delayed, Lessee may conduct any lawful business from the Leased Premises. Lessee acknowledges and agrees that any other use without the prior written consent of Lessor will constitute a default under and a violation and breach of this Lease. Lessee agrees:
To open for business within a reasonable period of time after completion of construction of the contemplated Improvements; to operate all of the Leased Premises during the Term or Renewal Terms during regular and customary hours for businesses similar to the permitted exclusive use stated herein, unless prevented from doing so by causes beyond Lessee's control or due to remodeling; and to conduct its business in a professional and reputable manner.

      (B) If the Leased Premises are not operated as a Tumbleweed Restaurant or other casual dining sit-down restaurant or other permitted use hereunder, or remain closed for thirty (30) consecutive days (unless such closure results from reasons beyond Lessee's reasonable control) and in the event Lessee fails to pay Rent when due or fulfill any other obligation hereunder, then Lessee shall be in default hereunder and Lessor may, at its option, cancel this Lease by giving written notice to Lessee or exercise any other right or remedy that Lessor may have; provided, however, that closings shall be reasonably permitted for replacement of trade fixtures or during periods of repair after destruction or due to remodeling.

ARTICLE 15.  DESTRUCTION OF PREMISES

      If, during the term of this Lease, the Leased Premises are totally or partially destroyed by fire or other elements, within a reasonable time (but in no event longer than one hundred eighty (180) days and subject to the provisions herein below), Lessee shall repair and restore the improvements so damaged or destroyed as nearly as may be practical to their condition immediately prior to such casualty. All rents payable by Lessee shall be abated during the period of repair and restoration to the extent that Lessor shall be compensated by the proceeds of the rent loss insurance required to be maintained by Lessee hereunder.

      Provided Lessee is not in default hereunder (and retains according to the terms hereof the right to rebuild) with the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, Lessee shall have the right to promptly and in good faith settle and adjust any claim under such insurance policies with the insurance company or companies on the amounts to be paid upon the
loss.   The  insurance proceeds shall be used  to  reimburse
Lessee for the cost of rebuilding or restoration of the Leased Premises. Risk that the insurance company shall be insolvent or shall refuse to make insurance proceeds available shall be with Lessee. The Leased Premises shall be so restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If the insurance proceeds are less than Fifty Thousand Dollars ($50,000), they shall be paid to Lessee for such repair and restoration. If the insurance proceeds are greater than or equal to Fifty Thousand Dollars ($50,000), they shall be deposited by Lessee and Lessor into a customary construction escrow at a nationally recognized title insurance company, or at Lessee's option, with Lessor ("Escrowee") and shall be made available from time to time to Lessee for such repair and restoration. Such proceeds shall be disbursed in conformity with the terms and conditions of a commercially reasonable construction loan agreement. Lessee shall, in either instance, deliver to Lessor or Escrowee (as the case may be) satisfactory evidence of the estimated cost of completion together with such architect's certificates, waivers of lien, contractor's sworn statements and other evidence of cost and of payments as the Lessor or Escrowee may reasonably require and
approve.   If  the  estimated cost of the work  exceeds  One
Hundred Thousand Dollars ($100,000), all plans and specifications for such rebuilding or restoration shall be subject to the reasonable approval of Lessor.

      Any insurance proceeds remaining with Escrowee after the completion of the repair or restoration shall be paid to Lessor to reduce the sum of monies expended by Lessor to acquire its interest in the Leased Premises and rent hereunder shall be reduced by 10.25% of such amount.

      If the proceeds from the insurance are insufficient, after review of the bids for completion of such improvements, or should become insufficient during the course of construction, to pay for the total cost of repair or restoration, Lessee shall, prior to commencement of work, demonstrate to Escrowee and Lessor's reasonable satisfaction, the availability of such funds necessary to completion construction and Lessee shall deposit the same with Escrowee for disbursement under the construction escrow agreement.

      Provided, further, that should the Leased Premises be damaged or destroyed to the extent of fifty (50%) percent of its value or such that Lessee cannot carry on business as a casual dining restaurant without (in the opinion of a licensed third party architect reasonably approved by Lessor and Lessee) being closed for more than sixty (60) days (which duration of closure may be established by Lessee by the affidavit of the approved independent third party architect as to the estimated time of repair) during the last two (2) years of the remaining term of this Lease or any of the option terms of this Lease, if any further options to renew remain, Lessee may elect within 30 days of such damage, to then exercise at least one (1) option to renew this Lease so that the remaining term of the Lease is not less than five (5) years in order to be entitled to such insurance proceeds for restoration or rebuilding. Absent such election, this Lease shall terminate upon Lessor's receipt of insurance proceeds (and the deductible thereunder) payable under policies maintained pursuant to this Lease.

ARTICLE 16.  ACTS OF DEFAULT

      Each of the following shall be deemed a default by Lessee and a breach of this Lease:

                         (A)  Failure to pay the Rent or any
               monetary obligation herein reserved, or any part thereof when the same shall be due and payable, provided, however, Lessee shall have five (5) business days after written notice from Lessor within which to cure the failure to pay the Rent or any monetary obligation herein reserved.

                          (B)   Failure to do, observe, keep
               and perform any of the other terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by Lessee; provided, however, that Lessee shall have Thirty (30) days after written notice from Lessor within which to cure such default, or such longer time as may be reasonably necessary if such default cannot reasonably be cured within Thirty (30) days, if Lessee is diligently pursuing a course of conduct that in Lessor's reasonable opinion is capable of curing such default, but in any event such longer time shall not exceed 120 days after written notice from Lessor of the default hereunder.

                           (C)    The  abandonment  of   the
               premises by Lessee, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, or the appointment of a temporary receiver which is not vacated or set aside within sixty
               (60) days from the date of such appointment; provided, however, that the foregoing shall not constitute events of default so long as Lessee continues to otherwise satisfy its obligations (including but not limited to the payment of Rent) hereunder.

ARTICLE 17.  TERMINATION FOR DEFAULT

      In the event of any uncured default by Lessee and at any time thereafter, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease. This Lease shall then terminate on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted, provided, however, that Lessee shall have continuing liability for future rents for the remainder of the original term and any exercised renewal term as set forth in Article 19, notwithstanding any earlier termination of the Lease hereunder (except where Lessee has exercised a right to terminate where granted herein), preserving unto Lessor the benefit of its bargained-for rental payments.

ARTICLE 18.  LESSOR'S RIGHT OF RE-ENTRY

      In  the  event that this Lease shall be terminated  as
hereinbefore provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the premises or any part thereof, shall be abandoned by Lessee and Rent shall not be paid or other obligations (including but not limited to repair and maintenance obligations) of Lessee hereunder shall not be met, then Lessor or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise without being liable for any damages therefor, except for damages resulting from Lessor's negligence or willful misconduct. Notwithstanding anything above to the contrary, if Lessee is still in possession of the Leased Premises, Lessor agrees to use such legal proceedings (summary or otherwise) prescribed by law to regain possession of the Leased Premises.

ARTICLE 19.  LESSEE'S CONTINUING LIABILITY

      (A) Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor shall undertake commercially reasonable efforts to mitigate Lessee's continuing liability hereunder as such efforts may be prescribed by law or statute (which shall include listing the Leased Premises with a licensed commercial real estate broker and securing the property against waste, but shall not otherwise include the expenditure of Lessor's funds, unless the same be required by law or statute and cannot be waived as provided for herein), and in addition, Lessor may either (i) terminate this Lease or (ii) it may from time to time, without terminating the contractual obligation of Lessee to pay Rent under this Lease, make such alterations and repairs as may be necessary to relet the Leased Premises or any part thereof for the remainder of the original Term or any exercised Renewal Terms, at such Rent or Rents, and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Termination of Lessee's right to possession by Court Order shall be sufficient evidence of the termination of Lessee's possessory rights under this Lease, and the filing of such an Order shall be notice of the termination of Lessee's renewal rights as set forth in any Memorandum of Lease of record.

      (B) Upon each such reletting, without termination of the contractual obligation of Lessee to pay Rent under this Lease, all Rents received by Lessor shall be applied as follows:

                          1.    First, to the payment of any
               indebtedness other than Rent due hereunder from Lessee to Lessor;

                          2.   Second, to the payment of any
               costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs;

                          3.   Third, to the payment of Rent
               and other monetary obligations due and unpaid hereunder;

                          4.   Finally, the residue, if any,
               shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder.

If such Rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Leased Premises by Lessor shall be construed as an election on its part to terminate Lessee's contractual obligations under this Lease respecting the payment of rent and obligations for the costs of repair and maintenance unless a written notice of such intention be given to Lessee.

       (C) Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any uncured breach.

      (D) In addition to any other remedies Lessor may have with this Article 19, Lessor may recover from Lessee all damages it may incur by reason of any uncured breach, including: The cost of recovering and reletting the Leased Premises; reasonable attorney's fees; and, the present value (discounted at a rate of 8% per annum) of the excess of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable Rent value of the Leased Premises (or the actual Rents receivable by Lessor, if relet), (the Lessee bearing the burden of proof to demonstrate the amount of rental loss for the same period, that through reasonable efforts to mitigate damages, could have been avoided) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In the event that the Rent obtained from such alternative or substitute tenant is more than the Rent which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

      (E) It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of Rent or by way of diminution in Rent. Lessee waives and will waive all rights to trial by jury in any summary proceedings or in any action brought to recover Rent herein which may hereafter be instituted by Lessor against Lessee in respect to the Leased Premises. Lessee hereby waives any rights of re-entry it may have or any rights of redemption or rights to redeem this Lease upon a termination of this Lease.

ARTICLE 20.  PERSONALTY, FIXTURES AND EQUIPMENT

      (A) All building fixtures, building machinery, and building equipment used in connection with the operation of the Leased Premises including, but not limited to, heating, electrical wiring, lighting, ventilating, plumbing, walk-in refrigerators/coolers, walk-in freezers, air conditioning systems, and the equipment owned by Lessor and leased to Lessee hereunder as specifically set forth on Exhibit B attached hereto, if any, and incorporated herein by reference shall be the property of Lessor. All other trade fixtures and all other articles of personal property owned by Lessee shall remain the property of Lessee.

      (B) Lessee shall furnish and pay for any and all equipment, furniture, trade fixtures, and signs, except for such items, if any, described in Article 20(A) above, as owned by Lessor. Lessee agrees that Lessor shall have a lien on all Lessee's equipment, furniture, trade fixtures, furnishings, and signs as security for the performance of and compliance with this Lease, subject to the rights of any bona fide third party's security interest in such property. Provided Lessee is not in default hereunder, Lessor will agree that its interest in the personal property of Lessee will be subordinated to financing which may exist or which Lessee may cause to exist in the future on that same personal property.

     (C) At the end of the term of this Lease, the property described at Article 20(B) above, after written notice to Lessor given at least ten (10) business days prior to any proposed removal, may be removed from the Leased Premises by Lessee regardless of whether or not such property is attached to the Leased Premises so as to constitute a "fixture" within the meaning of the law; however, all damages and repairs to the Leased Premises which may be caused by the removal of such property shall be paid for by Lessee.

ARTICLE 21.  LIENS

      Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, within forty-five (45) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to Lessee. Should Lessee fail to take the foregoing steps within said forty-five (45) day period (or in any event, prior to the expiration of the time within which Lessee may bond over such lien to remove it as a lien upon the Leased Premises), Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional Rent hereunder.

ARTICLE 22.  NO WAIVER BY LESSOR EXCEPT IN WRITING

      No agreement to accept a surrender of the Leased Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the premises. The failure of Lessor to seek redress for violation of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent. Nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change it, modify it or discharge it, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

ARTICLE 23.  QUIET ENJOYMENT

      Lessor covenants that Lessee, upon paying the Rent set forth in Article 4 and all other sums herein reserved as Rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, shall have, hold and enjoy the Leased Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same, and that Lessor has good right to make this Lease for the full term granted, including renewal periods.

ARTICLE 24.  BREACH - PAYMENT OF COSTS AND ATTORNEYS' FEES

      Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees, including but not limited to attorney's fees incurred at the trial level and in any appellate or bankruptcy proceeding, and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Lease or defending against an alleged breach, including the costs of reletting. Such costs, attorneys fees, and expenses if incurred by Lessor shall be considered as Rent as due and owing in addition to any Rent defined in Article 4 hereof.

ARTICLE 25.  ESTOPPEL CERTIFICATES

      Either party to this Lease will, at any time, upon not less than ten (10) business days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying that: (a) this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) this Lease is in full force and effect; (c) the date to which the Rent and other charges have been paid; and (d) to the knowledge of the signer of such certificate that the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

ARTICLE 26.  FINANCIAL STATEMENTS

      During  the  term of this Lease, Lessee  will,  within
ninety (90) days after the end of Lessee's fiscal year, furnish Lessor with Lessee's financial statements (in SEC Form 10-K, if available). The financial statements shall be audited, at the Lessee's expense, by a nationally recognized independent certified public accounting firm reasonably acceptable to Lessor and shall be prepared in conformity with generally accepted accounting principles
(GAAP). Lessee shall also provide Lessor with financial statements for the Leased Premises within 90 days after the end of each Lease Year. The financial statements for the Leased Premises do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial officer or other authorized officer of Lessee. Additionally, during the term of the Lease, Lessee will within forty-five (45) days from the end of each quarter of each fiscal year, furnish Lessor with Lessee's financial statements (in SEC Form 10-Q if available)and financial statements of the Leased Premises for such quarter. Lessor shall have the right to require such financial statements for the Lessee and the Leased Premises on a monthly basis after the occurrence of a default in any Lease Year. Provided, however, if Lessee shall not commit a default for twelve consecutive months, Lessor's right to require such monthly financial statements shall terminate until Lessee shall again commit a default in any given Lease Year. Said quarterly (or monthly, if required by Lessor) financial statements do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial officer or other authorized officer of Lessee. The financial statements shall conform to GAAP, and include a balance sheet and related statements of operations, statement of cash flows, statement of changes in shareholder's equity, and related notes to financial statements, if any.

ARTICLE 27.  MORTGAGE

       Lessee does hereby agree to make reasonable modifications of this Lease requested by any Mortgagee of record from time to time, provided such modifications are not substantial and do not increase any of the Rents or obligations of Lessee under this Lease or substantially modify any of the business elements of this Lease.

ARTICLE 28.  OPTION TO RENEW

      If this Lease is not previously canceled or terminated and if Lessee has materially complied with and performed all of the covenants and conditions in this Lease after applicable cure periods and is not currently in default, then Lessee shall have the option to renew this Lease upon the same conditions and covenants contained in this Lease for Two (2) consecutive periods of Five (5) years each (singularly "Renewal Term"). Rent during the Renewal Term shall increase each Lease Year by the lesser of Two Percent (2%) of the Rent payable for the preceding Lease Year, or the CPI-U Percentage Increase, as defined in Article 4 hereof.

      The first Renewal Term will commence on the day following the date the original Term expires and successive Renewal Terms would commence on the day following the last day of the then expiring Renewal Term. Except as otherwise provided in Article 15 hereof, Lessee must give ninety (90) days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be.




ARTICLE 29.  MISCELLANEOUS PROVISIONS

      (A) All written notices shall be given to Lessor or Lessee by certified mail or nationally recognized overnight mail. Notices to either party shall be addressed to the person and address given on the first page hereof. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing. Notices of overdue Rent may be sent to Lessee by regular, special delivery, or nationally recognized overnight mail.

      (B) The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

      (C) This Lease shall be governed by and construed under the laws of the State where the Leased Premises are situate.

      (D) In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

      (E) The Article captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

      (F) In the event Lessee remains in possession of the premises herein leased after the expiration of this Lease and without the execution of a new lease and without Lessor's written permission, Lessee shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rent shall be One Hundred Fifty percent (150%) the amount due on the last month prior to such expiration.

      (G) If any installment of Rent (whether lump sum, monthly installments, or any other monetary amounts required by this Lease to be paid by Lessee and deemed to constitute Rent hereunder) shall not be paid when due, or non-monetary default shall remain uncured after the expiration of any applicable cure period, Lessor shall have the right to charge Lessee a late charge of $250.00 per month for each month that any amount of Rent installment remains unpaid or non-monetary default shall go uncured after the first such occurrence in any 12 month period. Said late charge shall commence after such installment is due or non-monetary default goes uncured after the expiration of any applicable cure period and continue until said installment, interest and all accrued late charges are paid in full or such non-monetary default is cured.

     (H) Any part of the Leased Premises may be conveyed by Lessor for private or public non-exclusive easement purposes at any time, provided such easement does not interfere with the access to the Leased Premises, visibility, or operations of the business of Lessee. In such event Lessor shall, at its own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, all to be done without adjustments in Rent to be paid by Lessee. All proceeds from any conveyance of an easement shall belong solely to Lessor.

      (I) For the purpose of this Lease, the term "Rent" shall be defined as Rent under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

      (J)   Lessee agrees to cooperate with Lessor to  allow
Lessor to obtain and use at Lessor's expense promotional photographs of the Leased Premises, to the extent permitted by Lessee's franchisor or licensor.

ARTICLE 30.  REMEDIES

      NON-EXCLUSIVITY. Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity. In the event of a breach by Lessor, Lessee shall be entitled to all remedies at law or equity, to be cumulatively enforced.

ARTICLE 31.  HAZARDOUS MATERIALS INDEMNITY

      Lessee covenants, represents and warrants to Lessor, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Leased Premises to be used, whether directly or through contractors, agents or tenants, and to the best of Lessee's knowledge and except as disclosed to Lessor in writing, the Leased Premises has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials"); (ii) that there have been no investigations or reports involving Lessee, or the Leased Premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that the operation of the Leased Premises has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that the Leased Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that the Leased Premises will not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

       (a)    any   breach  of  these  representations   and
warranties, and

                (b)   any  loss,  damage,  expense  or  cost
          arising out of or incurred by Lessor which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, and

                (c)   any  and  all liability  of  any  kind
          whatsoever which Lessor may, for any cause and at any time, sustain or incur by reason of Hazardous Materials discovered on the Leased Premises during the term hereof or placed or released on the Leased Premises by Lessee;

together with all attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the lesser of 15% or the highest rate of interest allowed by law and shall become immediately due and payable in full on demand of Lessor, its successors and assigns.

ARTICLE 32.  ESCROWS

      Upon a default by Lessee which is uncured after the expiration of any applicable notice and cure period, or upon the request of Lessor's Mortgagee, if any, Lessee shall deposit with Lessor on the first day of each and every month, an amount equal to one-twelfth (1/12th) of the estimated annual real estate taxes, assessments and insurance (if the insurance is to be purchased by Lessor) ("Charges") due on the Leased Premises, or such higher amounts reasonably determined by Lessor as necessary to accumulate such amounts to enable Lessor to pay all charges due and owing at least thirty (30) days prior to the date such amounts are due and payable. From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or at Lessee's option, will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.

ARTICLE 33.  NET LEASE

       Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the Rent defined pursuant to Article 4 should be a net Rent paid to Lessor. Any and all other expenses including but not limited to, maintenance, repair, insurance, taxes, and assessments, shall be paid by Lessee.

ARTICLE 34.  DEVELOPMENT FINANCING AGREEMENT

      The parties hereto hereby acknowledge that the terms hereof are subject to and shall in the event of conflicts be controlled by that certain Development Financing Agreement of even date herewith, until such Agreement is terminated in accordance with its terms.

ARTICLE 35.  COUNTERPART EXECUTION

       This   Agreement   may   be  executed   in   multiple
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.


                                   LESSEE: Tumbleweed, LLC.

                                   By: /s/ James Mulrooney
                                   Its: Exec VP & CFO

                                   By:
                                   Its:

STATE OF KENTUCKY)
                         )SS.
COUNTY OF JEFFERSON)

      The foregoing instrument was acknowledged before me this 23rd day of November, 1998, by James Mulrooney and N/A, as Exec VP & CFO and N/A , respectively, of Tumbleweed, LLC.
on behalf of said limited liability company.


                              /s/ Donna Sanders
                              Notary Public





                                   LESSOR:
                                   AEI INCOME & GROWTH FUND XXII
                                   LIMITED PARTNERSHIP

                                   By:  AEI Fund Management XXI, Inc.

                                   By:/s/ Robert P Johnson
                                          Robert  P. Johnson, President





STATE OF MINNESOTA  )
                                   )SS.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me the 25th day of November, 1998, by Robert P. Johnson, the
President of AEI Fund Management XXI, Inc., a Minnesota corporation, corporate general partner of AEI Income & Growth Fund XXII Limited Partnership, on behalf of said limited partnership.

                              /s/ Barbara J Kochevar
                              Notary Public


[notary seal]





              EXHIBIT A LEGAL DESCRIPTION


A tract of land located in the Southeast Quarter of Section 15, Township 31 North, Range 12 East, in Allen County, the State of Indiana, more fully described as follows:

COMMENCING at an iron pipe situated in the Northeast corner of Lot Number 86 in Ludwig Park Addition as recorded in Allen County Plat Book 23, page 49; thence South 02 degrees 05 minutes 14 seconds East (assumed basis of bearings), a distance of 187.33 feet along the East line of said Lot Number 86 to a rebar stake with cap (Tazian) in the Southeast corner thereof; thence North 88 degrees 54 minutes 40 seconds East, a distance of 4.44 feet along the South line of said Ludwig Park to rebar stake in the Northwest corner of Lot Number 14 in Rodenbecks' 5th Addition; thence South 01 degrees 43 minutes 38 seconds East, a distance of
306.89 feet along the West line of said Rodenbeck's Addition to a rebar stake with cap (D.A. Brown RLS #S0337), the True Point of Beginning; thence south 01 degrees 43 minutes 38 seconds East, a distance of 218.58 feet along said West line to a rebar stake with cap (D.A. Brown RLS #S0337); thence South 80 degrees 54 minutes 08 seconds West, a distance of
269.90 feet to a rebar stake with cap (D.A. Brown RLS #S0337); thence North 09 degrees 05 minutes 52 seconds West a distance of 216.78 feet along the East right-of-way line of State Road #3 to a rebar stake with cap (D.A. Brown RLS #S0337); thence North 80 degrees 54 minutes 08 seconds East, a distance of 297.94 feet to the Point of Beginning; said tract containing 1.41 acres, more or less.

                         END OF EXHIBIT A